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                                                                   Exhibit 10.25



                                  THIRD AMENDMENT OF
                        AMENDED AND RESTATED CREDIT AGREEMENT


     THIS THIRD AMENDMENT OF AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment"), dated as of April 30, 1998, is by and among BASIN EXPLORATION, INC., a Delaware corporation ("Borrower"), U.S. BANK NATIONAL ASSOCIATION f/k/a COLORADO NATIONAL BANK ("USB"), UNION BANK OF CALIFORNIA, N.A. ("Union"), and NATIONSBANK OF TEXAS, N.A. ("NBT"), in its capacity as a Lender and as Agent for Lenders. USB, Union and NBT are herein collectively referred to as "Lenders."

                                      RECITALS

     A. Borrower and Lenders entered into an Amended and Restated Credit Agreement dated as of August 6, 1996 (the "Original Credit Agreement"), as amended by a First Amendment of Amended and restated credit Agreement dated as of June 11, 1997 and a Second Amendment of Amended and Restated Credit Agreement dated as of November 1, 1997, in order to set forth the terms upon which Lenders would make loans to Borrower and issue letters of credit at the request of Borrower and by which such loans and letters of credit would be governed. Capitalized terms used herein without definition shall have the same meanings as set forth in the Original Credit Agreement, as amended as set forth above (the "Credit Agreement").

     B. The parties hereto wish to enter into this Amendment in order to amend certain terms and provisions of the Credit Agreement.

                                     AGREEMENT

     NOW, THEREFORE, in consideration of $10.00 and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

          1. Credit Agreement. effective as of the date of this Amendment, the Credit Agreement shall be, and hereby is, amended as follows:

               (a) The definition of "Borrowing Base" in Section 1.1 on page 3 of the Credit Agreement shall be deleted, and the following shall be substituted therefor:


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               "BORROWING BASE" means, at any time, the aggregate loan value of the Borrowing Bas Properties, as determined by Lenders in accordance with the provisions of Section 3.2 below; provided that the Borrowing Base for the time period from April 30, 1998 through the date as of which the November, 1998 redetermination of the Borrowing base pursuant to Section 3.2. below becomes effective shall be $75,000,000, unless Borrower and Lenders hereafter mutually agree upon a different amount or unless the Borrowing Base is redetermined pursuant to Section 3.2 below prior to such date.

               (b) The definition of "Revolving Period" in Section 1.1 on page 12 of the Credit Agreement shall be deleted, and the following shall be substituted therefore:

               (c) "REVOLVING PERIOD" means the time period from the date of this Agreement through October 31, 2001; provided that, upon the request of Borrower, Lenders may, in their sole discretion, extend such time period at any time and from time to time to a date not later than July 31, 2002.

               (d) The last sentence of Section 2.8 on page 17 of the Credit Agreement shall be revised to read as follows: "Borrower shall have no more than eight Fixed Rate Portions in effect at any time."

               (e) In Section 3.2 on page 21 of the Credit Agreement: (1) "April 15" shall be changed to "May 1" in line 2; (2) "October 15" shall be changed to "November 1" in line 2; and (3) "April, 1997' shall be changed to "November, 1998' in line 3.

               (f)  In Section 6.1(b)(v) on pages 32 and 33 of the Credit
Agreement: (1) "March 1" shall be changed to "March 15" in line 1 on page 32; and (2) "September 1" shall be changed to "September 15" in the seventh line of the carryover portion on page 33.

          2. Loan Documents. All references in any document to the Credit Agreement shall refer to the Credit Agreement, as amended and supplemented pursuant to this Amendment.

          3. CONDITIONS PRECEDENT. The obligations of the parties under this Amendment are subject, at the option of Lenders, to the prior satisfaction of the condition that Borrower shall have executed and/or delivered, or caused to have been executed and/or delivered, to or for the benefit of Lenders, the following (all documents to be satisfactory in form and substance to Lenders):


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          (a)  This Amendment.

          (b) Such certificates of officers of Borrower as may be required by Lenders.

          (c)  Any and all other Loan Documents required by Lenders.

     4. REPRESENTATIONS AND WARRANTIES. Borrower hereby certifies to Lenders that as of the date of (and after giving effect to) this Amendment, except as heretofore disclosed to and waived by Lenders: (a) all of Borrower's representations and warranties contained in the Credit Agreement are true, accurate and complete in all material respects, and (b) no Default or Event of Default has occurred and is continuing under the Credit Agreement.

     5. CONTINUATION OF THE CREDIT AGREEMENT. Except as specified in this Amendment, the provisions of the Credit Agreement shall remain in full force and effect, and if there is a conflict between the terms of this Amendment and those of the Credit Agreement, the terms of this Amendment shall control. Borrower hereby ratifies, confirms and adopts the Credit Agreement, as amended hereby.

     6. EXPENSES. Borrower shall pay all reasonable expenses incurred in connection with the transactions contemplated by this Amendment, including without limitation all reasonable fees and reasonable expenses of Lenders' attorneys and all recording and filing fees, charges and expenses.

     7. MISCELLANEOUS. This Amendment shall be governed by and construed under the laws of the State of Colorado and shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.
Delivery of this Amendment and any and all documents to be delivered in connections herewith by any party may be effected, without limitation, by faxing a signed counterpart of this Amendment to NBT (any party that effects delivery in such manner hereby agreeing to transmit promptly to NBT an actual signed counterpart).

EXECUTED as of the date first above written.

                                        BASIN EXPLORATION, INC.

                                        By: /s/  Neil L. Stenbuck
                                            ------------------------------
                                        Vice President/Chief Financial
                                          Officer


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                                        U.S. BANK NATIONAL ASSOCIATION f/k/a
                                        COLORADO NATIONAL BANK


                                        By:  /s/  Kathryn A. Gaiter
                                            ------------------------------
                                             Vice President

                                        NATIONSBANK OF TEXAS, N.A., in its
                                             capacity as a Lender and as Agent
                                             For Lenders


                                        By:   /s/David C. Rubenking
                                            ------------------------------
                                             Senior Vice President


                                        UNION BANK OF CALIFORNIA, N.A.


                                        By:  /s/
                                            ------------------------------
                                             Vice President


                                        By:  /s/
                                            ------------------------------
                                             Vice President